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                                                                     Exhibit 4.5

                               FOURTH AMENDMENT
                                      TO
                  THE CHEVY CHASE MASTER CREDIT CARD TRUST II
                        POOLING AND SERVICING AGREEMENT


          THIS FOURTH AMENDMENT (this "Fourth Amendment") TO THE CHEVY CHASE MASTER CREDIT CARD TRUST II POOLING AND SERVICING AGREEMENT (as previously amended, the "Agreement"), dated as of June 18, 1998, is by and among CHEVY CHASE BANK F.S.B., a federally chartered stock savings bank, as Transferor and Servicer, CCB HOLDING CORPORATION, a Delaware corporation, as Transferor, and BANKERS TRUST COMPANY, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 1995, as amended, among Chevy Chase Bank, F.S.B., as Transferor and Servicer, CCB Holding Corporation, as Transferor, and the Trustee.

          WHEREAS Section 13.01(a) of the Agreement permits amendment of the Agreement on the terms and conditions therein specified; and

          WHEREAS the Transferors and the Trustee wish to amend the Agreement as provided herein;

          NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

          SECTION 1.  Amendment of Section 2.08(b)(ii).  Section 2.08(b)(ii)
                      --------------------------------
of the Agreement shall be amended by deleting the current Section 2.08(b)(ii) and substituting in its place the following:

               (ii) conduct its affairs strictly in accordance with its Certificate of Incorporation, dated as of September 28, 1994, as amended on March 30, 1995, June 22, 1995, March 28, 1996, June 24, 1997 and June 15, 1998;

          SECTION 2.  Amendment of Section 8.09.  Section 8.09 of the Agreement
                      -------------------------
shall be amended by deleting the current Section 8.09 and substituting in its place the following:

               Section 8.09.  Custodial Agreement.  The Servicer shall enter
                              -------------------
          into, and act as servicer under (i) the Custodial Agreement, dated as of March 28, 1996 (the "1996-A Custodial Agreement"), among the Transferors, Bankers Trust Company, as trustee of Chevy Chase 1996-A Spread Account Trust, and Bankers Trust Company, as custodian, (ii) the Custodial Agreement, dated as of June 26, 1997 (the "1997-A Custodial Agreement"), among the Transferors, Bankers Trust Company, as trustee of Chevy Chase 1997-A Spread Account Trust, and Bankers Trust Company, as custodian, and (iii) the Custodial Agreement, dated as of June 1, 1998 (the "1998-A Custodial Agreement" and, together with the
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          1996-A Custodial Agreement and the 1997-A Custodial Agreement, the
          "Custodial Agreements") among the Transferors, Bankers Trust Company, as Trustee of Chevy Chase 1998-A Spread Account Trust and Bankers Trust Company, as custodian. Additionally, any Successor Servicer appointed in accordance with Section 10.02 shall succeed to the rights and obligations of the servicer under the Custodial Agreements.

          SECTION 3.  Effectiveness.  The amendments provided for by this Fourth
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Amendment shall become effective as of the day and year first above written upon the occurrence of each of the following events:

               (a) the Rating Agency Condition shall have been satisfied with respect to this Fourth Amendment;

               (b) the Transferors shall each have delivered to the Trustee an Officer's Certificate to the effect that such Transferor reasonably believes that the amendments to the Agreement effected by this Fourth Amendment will not adversely affect in any material respect the interests of any Investor Certificateholder;

               (c) the Servicer shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Opinion of Counsel pursuant to Section 13.02(d)(i) of the Agreement to the effect specified in Exhibit H-1 of the Agreement; and

               (d) the Trustee and the Transferors shall have received counterparts of this Fourth Amendment, duly executed by the parties hereto.

          SECTION 4.  Agreement in Full Force and Effect as Amended.  Except as
                      ---------------------------------------------
specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or in strument shall be deemed to mean the Agreement as amended by this Fourth Amendment. This Fourth Amendment shall not constitute a novation of the Agreement or of any of the Supplements thereto, but shall constitute an amendment of the Agreement.

          SECTION 5.  Counterparts.  This Fourth Amendment may be executed in
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any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 6.  Governing Law.  THIS FOURTH AMENDMENT SHALL BE CONSTRUED
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IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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          SECTION 7.  Defined Terms.  Capitalized terms used herein and not
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otherwise defined shall have the meanings assigned to such terms in the
Agreement.

          IN WITNESS WHEREOF, Chevy Chase Bank, F.S.B., CCB Holding Corporation and the Trustee have caused this Fourth Amendment to be duly executed by their respective officers as of the day and year first above written



                                       CHEVY CHASE BANK, F.S.B.,
                                       AS TRANSFEROR AND SERVICER


                                       By: /s/ Joel A. Friedman
                                          --------------------------------------
                                          Name:  Joel A. Friedman
                                          Title: Senior Vice President and
                                                 Controller


                                       CCB HOLDING CORPORATION,
                                       AS TRANSFEROR


                                       By: /s/ Jessica L. Parker
                                          --------------------------------------
                                          Name:  Jessica L. Parker
                                          Title: President


                                       BANKERS TRUST COMPANY,
                                       AS TRUSTEE


                                       By: /s/ Louis Bodi
                                          --------------------------------------
                                          Name:  Louis Bodi
                                          Title: Vice President

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